Exhibit 10.4

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS (COLLECTIVELY, THE “ACTS”). NO INTEREST IN SUCH SECURITIES MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACTS COVERING THE TRANSACTION, (II) ONYX RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO ONYX THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACTS, OR (III) ONYX OTHERWISE SATISFIES ITSELF THAT REGISTRATION IS NOT REQUIRED UNDER THE ACTS.

THE SECURITIES REPRESENTED BY THIS WARRANT ARE SUBJECT TO THE TERMS AND CONDITIONS OF A REGISTRATION RIGHTS AGREEMENT DATED JANUARY     , 2003, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION, AND MAY NOT BE SOLD, TRANSFERRED OR ENCUMBERED EXCEPT IN ACCORDANCE WITH THE TERMS AND PROVISIONS OF SAID AGREEMENT AS SAID AGREEMENT MAY FROM TIME TO TIME BE AMENDED OR SUPPLEMENTED.

Warrant No. LT-1	Number of Shares: 265,000
Date of Issuance: January __, 2003	(subject to adjustment)

FORM OF WARRANT TO PURCHASE SHARES
OF COMMON STOCK OF

ONYX SOFTWARE CORPORATION

This Warrant is issued to Bellevue Hines Development, LLC, a Delaware limited liability company, or its registered assigns (“Purchaser”), pursuant to that certain Third Amendment to Lease dated as of December 20, 2002 between Onyx Software Corporation, a Washington corporation (“Onyx”), and Purchaser (the “Lease Amendment”), and is subject to the terms and conditions of the Lease Amendment.

1.	Exercise of Warrant.

(a)    Method of Exercise.  Subject to the terms and conditions herein set forth, upon surrender of this Warrant at Onyx’s principal office and upon payment of the Warrant Price (as defined below) by wire transfer to Onyx, or cashiers check drawn on a United States bank made to the order of Onyx, or exercise of the right to credit the Warrant Price against the fair market value of the Warrant Stock (as defined below) at the time of exercise (the “Net Exercise Right”) pursuant to Section 1(b), Purchaser is entitled to purchase from Onyx, at any time after the date hereof and on or before January     , 2008, all or any portion of up to 265,000 shares (as adjusted from time to time pursuant to the provisions of this Warrant) of common stock of Onyx (the “Warrant Stock”), at a purchase price of $2.595 per share (the “Warrant Price”).

(b)    Net Exercise Right.  If Onyx shall receive written notice from the holder of this Warrant at the time of exercise of this Warrant that the holder elects to exercise the Net Exercise Right, Onyx shall deliver to such holder (without payment by Purchaser of any exercise price in cash) that number of fully paid and nonassessable shares of common stock, par value $0.01 per share, of Onyx (“Common Stock”) equal to the quotient obtained by dividing (y) the value of this Warrant (or the specified portion thereof) on the date of exercise, which value shall be determined by subtracting (1) the aggregate Warrant Price of the Warrant Stock immediately prior to the exercise of this Warrant from (2) the Aggregate Fair Market Value (as defined below) of the Warrant Stock (or the specified portion thereof) issuable upon exercise of this Warrant (or specified portion thereof) on the date of exercise by (z) the Fair Market Value (as defined below) of one share of Common Stock on the date of exercise. The “Fair Market Value” of a share of Common Stock shall mean the last reported sale price and, if there are no sales, the last reported bid price, of the Common Stock on the business day prior to the date of exercise as reported by the Nasdaq National Market or such other principal exchange or quotation system on which the Common Stock is then traded or, if the Common Stock is not publicly traded, the price determined in good faith by Onyx’s Board of Directors. The “Aggregate Fair Market Value” of the Warrant Stock shall be determined by multiplying the number of shares of Warrant Stock by the Fair Market Value of one share of Common Stock.

2.	Certain Adjustments and Payments.

(a)    Mergers or Consolidations.  If at any time after the date hereof there shall be a capital reorganization (other than a combination or subdivision of Warrant Stock otherwise provided for herein) (a “Reorganization”), or a merger or consolidation of Onyx with another corporation (other than a merger with another corporation in which Onyx is the continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant or a merger effected exclusively for the purpose of changing the domicile of Onyx) (a “Merger”), then, subject to Section 2(e), as a part of such Reorganization or Merger, lawful provision shall be made so that Purchaser shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Warrant Price, that number of shares of stock or other securities or property of Onyx or the successor corporation resulting from such Reorganization or Merger to which a holder of the Warrant Stock deliverable upon exercise of this Warrant would have been entitled under the provisions of the agreement relating such Reorganization or Merger if this Warrant had been exercised immediately before such Reorganization or Merger. In any such case, appropriate adjustment (as determined in good faith by Onyx’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of Purchaser after the Reorganization or Merger to the end that the provisions of this Warrant (including adjustment of the Warrant Price then in effect and the number of shares of Warrant Stock) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

(b)    Splits and Subdivisions; Dividends.  In the event Onyx should at any time or from time to time fix a record date for effecting a split or subdivision of the outstanding shares of Common Stock or determining the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as the “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the per share Warrant Price shall be appropriately decreased and the number of shares of Warrant Stock shall be appropriately increased in proportion to such increase (or potential increase) of outstanding shares.

(c)    Combination of Shares.  If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, the per share Warrant Price shall be appropriately increased and the number of shares of Warrant Stock shall be appropriately decreased in proportion to such decrease in outstanding shares.

(d)    Adjustments for Other Distributions.  In the event Onyx shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by Onyx or other persons, assets (excluding cash dividends paid out of net profits) or options or rights not referred to in Section 2(b), then, in each such case for the purpose of this Section 2(d), upon exercise of this Warrant the holder hereof shall be entitled to a proportionate share of any such distribution as though such holder was the holder of the number of shares of Common Stock into which this Warrant may be exercised as of the record date fixed for determining the holders of Common Stock entitled to receive such distribution.

(e)    Change of Control Cancellation Payment.  In the event that on or before January     , 2005 (the “Second Anniversary Date”), Onyx completes (i) a Merger in which the shareholders of Onyx immediately prior to such Merger own less than 50% of the voting power of the surviving entity immediately following such Merger or (ii) a sale of all or substantially all of Onyx’s stock or assets to an entity in which the shareholders of Onyx own less than 50% of the voting power of such entity (a “Change of Control”), the holder hereof shall be entitled to elect to cancel any unexercised portion of this Warrant, in whole or in part, and to receive, in lieu of and not in addition to receiving the securities or other property provided in Section 2(a), in exchange for such cancellation, a cash payment (the “Change of Control Payment”) in the amount of $4.60 per share of Warrant Stock as to which this Warrant is so cancelled. Such election shall be made by delivering notice to Onyx no later than ten (10) business days after receipt by the holder of notice of such Change of Control pursuant to Section 10. The Change of Control Payment shall be made by Onyx or the entity surviving such Change of Control prior to the consummation of such Change of Control by wire transfer of immediately available funds to such account as the holder hereof shall direct.

(f)    Preferential Securities Cancellation Payment.  In the event that on or before the Second Anniversary Date, Onyx issues any new equity securities having a liquidation preference, right to dividends, redemption right or other economic right or preference superior to the Common Stock (a “Senior Security”), or any securities convertible into or exchangeable for any such Senior Security (other than any Series A Participating Cumulative Preferred Stock issued pursuant to that certain Rights Agreement, dated as of October 25, 1999, between Onyx and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, or any securities issued as a dividend or distribution on the Common Stock as described in Section 2(b)) (a “Preferential

Issuance”), the holder hereof shall be entitled to elect to cancel any unexercised portion of this Warrant, in whole or in part, and to receive, in lieu of and not in addition to any other payment or issuance hereunder, in exchange for such cancellation, a cash payment (the “Preferential Issuance Payment”) in the amount of $4.60 per share of Warrant Stock as to which this Warrant is so cancelled. Such election shall be made by delivering notice (the “Cashout Election Notice”) to Onyx no later than thirty (30) calendar days after receipt by the holder of notice of such Preferential Issuance pursuant to Section 10. The Preferential Issuance Payment shall be made by Onyx no later than five (5) business days after the date on which Onyx receives the Cashout Election Notice by wire transfer of immediately available funds to such account as the holder hereof shall direct in the Preferential Election Notice.

3.    No Fractional Shares.  No fractional shares of Warrant Stock will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, Onyx shall pay cash equal to the product of such fraction multiplied by the Fair Market Value of one share of Warrant Stock.

4.    No Shareholder Rights.  Until the exercise of this Warrant or any portion of this Warrant, Purchaser shall not have nor exercise any rights by virtue hereof as a shareholder of Onyx (including, without limitation, the right to notification of shareholder meetings or the right to receive any notice or other communication concerning the business and affairs of Onyx).

5.    Reservation of Stock.  Onyx covenants that during the period this Warrant is exercisable, Onyx will reserve from its authorized and unissued Common Stock a sufficient number of shares of Common Stock (or other securities, if applicable) to provide for the issuance of Warrant Stock (or other securities) upon the exercise of this Warrant. Onyx agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Stock upon the exercise of this Warrant.

6.    Mechanics of Exercise.  This Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant and the Notice of Intent to Exercise attached hereto as Exhibit A duly completed and executed on behalf of the holder hereof, at the principal office of Onyx, together with payment in full of the Warrant Price then in effect with respect to the number of shares of Warrant Stock as to which this Warrant is being exercised. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable on or after such date, Onyx at its expense shall cause to be issued and delivered to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fractional share as provided above. The shares of Warrant Stock issuable upon exercise hereof shall, upon their issuance, be validly issued, fully paid and nonassessable, and free from all preemptive rights, taxes, liens and charges with respect to the issue thereof. In the event that this Warrant is exercised in part, Onyx at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares of Common Stock for which this Warrant may then be exercised.

7.      Certificate of Adjustment.  Whenever the Warrant Price or number or type of securities issuable upon exercise of this Warrant is adjusted as herein provided, Onyx shall, at its expense, promptly deliver to the record holder of this Warrant a certificate of an officer of Onyx setting forth the nature of such adjustment and showing in detail the facts upon which such adjustment is based.

8.      Representations of Onyx and Purchaser.  As of the date hereof, Purchaser hereby confirms the representations and warranties made by Purchaser in Section 2 of the Lease Amendment and Onyx hereby confirms the representations and warranties made by Onyx in Section 3 of the Lease Amendment.

9.      Transfer Restrictions.

(a)    Unregistered Security.  The holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws (collectively, the “Acts”), and agrees not to sell, encumber or otherwise transfer this Warrant or any Warrant Stock issued upon its exercise unless (i) there is an effective registration statement under the Acts covering the transaction, (ii) Onyx receives an opinion of counsel satisfactory to Onyx that such registration is not required under the Acts or (iii) Onyx otherwise satisfies itself that registration is not required under the Acts. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

(b)    No Transfer.  This Warrant is not transferable without Onyx’s prior written consent; provided, however, such consent shall not be required in connection with the transfer by Purchaser of this Warrant (but only with all related obligations) without consideration to one or more Qualifying Holders (as such term is defined in Section 3 of the Registration Rights Agreement between Onyx and Purchaser entered into in connection with the Lease Amendment dated as of even date herewith), provided that (i) written notice (in the form of Exhibit B attached hereto) is provided to Onyx at least five (5) business days prior to any such transfer, (ii) each transferee is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and (iii) each transferee agrees in writing to be bound by all of the provisions of this Warrant.

(c)    Warrant Certificates and Fractional Shares.  As promptly as practicable on or after the date on which Onyx receives notice of a permitted Transfer pursuant to Section 9(b), Onyx at its expense shall cause to be issued and delivered to each transferee entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock subject to such Warrant, together with cash in lieu of any fractional shares as provided in Section 3; provided, however, that in no event shall Onyx be obligated to pay cash in lieu of fractional shares to the extent this Warrant is transferred to more than ten (10) transferees.

10.    Notices of Record Date and Other Events. In the event of:

(a)    any taking by Onyx of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus of Onyx) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

(b)    any Reorganization or Merger, and/or any Change of Control;

(c)    any voluntary or involuntary dissolution, liquidation or winding-up of Onyx; or

(d)    any Preferential Issuance,

then and in each such event Onyx will mail or cause to be mailed to the holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such Reorganization, Merger, Change of Control, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Reorganization, Merger, Change of Control, dissolution, liquidation or winding-up or (iii) the date of such Preferential Issuance. In the case of any notice of the events specified in subsection (a), (b) or (c) above, such notice shall be mailed at least twenty (20) business days prior to the date therein specified. In the case of a notice of the event specified in subsection (d), such notice shall be mailed no later than ten (10) business days after the date therein specified.

11.    Replacement of Warrants.  On receipt of evidence reasonably satisfactory to Onyx of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft, destruction or mutilation of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to Onyx or, in the case of any such mutilation, on surrender and cancellation of this Warrant, Onyx at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

12.    No Impairment.  Except to the extent as may be waived by the holder of this Warrant, Onyx will not, by amendment of its charter or through a Reorganization, Merger, dissolution or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in carrying out all such terms and taking all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

13.    Saturdays, Sundays, Holidays, Etc.  If the last or appointed day for taking any action or the expiration of any right required or granted herein shall be a Saturday or Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

14.    Notice and Cure of Breach.  If any holder of this Warrant believes Onyx to be in default of any term of this Warrant, such holder shall first notify Onyx in writing of the existence and the exact nature of the alleged default and, if such default is capable of cure, Onyx shall have ten (10) days after receipt of such notice to cure the alleged default. For purposes of this Warrant, the Lease Amendment and the other documents related thereto, Onyx shall not be deemed to be in default of any term or covenant contained in this Warrant, unless Onyx is provided notice of such default in accordance with this Section 14 and fails to cure any alleged default within the cure period provided in this Section 14.

15.    Miscellaneous.  This Warrant shall be governed by the laws of the state of Washington. The headings in this Warrant are for purposes of convenience of reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by Onyx and Purchaser. Any notice required or permitted by this Warrant shall be in writing and shall be given by personal delivery, confirmed facsimile transmission, overnight courier service or certified or registered mail (airmail if sent internationally) with postage prepaid), to any holder at its address as shown on the books of Onyx or to Onyx, as applicable, at the address of its principal office, and if to Onyx, with a copy to Alan C. Smith, Orrick, Herrington & Sutcliffe LLP, 719 Second Avenue, Suite 900, Seattle, Washington 98104. The effective date of any notice shall be the date of personal delivery, the date on which successful facsimile transmission is confirmed, the date actually delivered by a reputable overnight courier service or forty-eight hours after mail deposit, as the case may be, in each case properly addressed and with all charges prepaid. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions.

IN WITNESS WHEREOF, this Common Stock Purchase Warrant is issued effective as of this              day of January, 2003.

ONYX SOFTWARE CORPORATION

By:
Brian C. Henry Executive Vice President and Chief Financial Officer

SIGNATURE PAGE TO THE WARRANT
TO PURCHASE SHARES OF COMMON STOCK

EXHIBIT A

NOTICE OF INTENT TO EXERCISE
(To be signed only upon exercise of Warrant)

To:    ONYX SOFTWARE CORPORATION

The undersigned, Purchaser of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,                      (            ) shares of Common Stock of Onyx Software Corporation and (choose one)

                herewith makes payment of                              Dollars ($                    ) thereof

or

                exercises the Net Exercise Right pursuant to Section 1(b) thereof;

and requests that the certificates for such shares be issued in the name of, and delivered to                                     , whose address is

DATED:

(Signature must conform in all respects to name of Purchaser as specified on the face of the Warrant)

(Address)

EXHIBIT B

NOTICE OF ASSIGNMENT FORM

FOR VALUE RECEIVED,                                      (the “Assignor”) hereby sells, assigns and transfers all of the rights of the undersigned Assignor under the attached Warrant with respect to the number of shares of common stock of Onyx Software Corporation (the “Company”) covered thereby set forth below, to the following “Assignee” and, in connection with such transfer, represents and warrants to the Company that (i) such Assignee is a Qualifying Holder (as such term is defined in Section 3 of the Registration Rights Agreement, dated as of January             , 2003, between Onyx and Purchaser entered into in connection with the Lease Amendment dated as of December 20, 2002) of the Assignor and (ii) the transfer is otherwise in compliance with Section 9(b) of the Warrant:

Name of Assignee	Address/Fax Number	No. of Shares

Dated:	Signature:

Witness:

ASSIGNEE ACKNOWLEDGEMENT

The undersigned Assignee acknowledges that it has reviewed the attached Warrant and by its signature below it hereby represents and warrants that it is a Qualifying Holder and an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the attached Warrant as of the date hereof.

Signature:
By:
Its:
Address: